SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  April 18, 2005
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                           WESTSIDE ENERGY CORPORATION
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             (Exact name of registrant as specified in its Charter)

     Nevada                         0-49837                     88-0349241
 (State or other               (Commission File                (IRS Employer
 jurisdiction of                    Number)               Identification Number)
 Incorporation)

4400 Post Oak Parkway, Suite 2530, Houston, Texas                 77027
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number,
including area code:   713/ 979-2660
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


         On April 18, 2005, Westside Energy Corporation (the "Company") entered into an agreement (the "Agreement") with EBS Oil and Gas Partners Production Company, L.P. ("EBS"), a privately held entity engaged in the drilling and completion of wells on various oil and gas leases covering lands located in Cooke, Montague, and Wise Counties, Texas. Under the terms of the Agreement, the Company will make available to EBS, on a revolving basis, funds of up to a maximum sum of $1,000,000 outstanding at any given. The funds will be advanced to cover the costs incurred by EBS in connection with its acquisition of oil and gas leases. The Company will have the discretion as to whether or not to make any advances with respect to any particular leases presented by EBS for financing pursuant to the Agreement. All amounts advanced by the Company with respect to any particular leases must be repaid to the Company at least 30 days before the commencement of the drilling of a test well on such leases. The term of this lending arrangement is for 18 months, and will continue thereafter on a month-to-month basis until terminated by either party. The amounts advanced pursuant to the Agreement will be secured, on a non-recourse basis, by the leases with respect to which amounts are advanced. If at the end of the term of the lending arrangement all advanced amounts have not been paid, the Company's sole remedy will be to take title to the leases for which full repayment has not been made.


         In consideration of the Company's providing the financing described in the preceding paragraph, the Company will receive an interest in each lease with respect to which amounts are advanced. The type and amount of the interest will depend on whether the net revenue interest of the leasehold interest owners in the related lease is greater than, equal to or less than 80%. If such net revenue interest is greater than 80%, then the interest to which the Company will be entitled will be a three percent (3%) overriding royalty interest. If such net revenue interest is 80% or less, then the interests to which the Company will be entitled will be a two percent (2%) carried working interest and a two percent (2%) overriding royalty interest.

         In connection with and in consideration of the Company's providing the financing described hereinabove, the Company has the option to acquire an undivided interest in each lease with respect to which amounts are advanced. At the Company's discretion without EBS's consent, the undivided interest may be as great as 25% of the leasehold interest in the particular lease. With EBS's consent, the undivided interest may be greater than 25%. The option to acquire the undivided interest may be exercised by paying a portion of the costs of acquiring the lease determined by multiplying such costs times the percentage of the undivided interest to be acquired. Upon acquisition of an undivided interest, the Company will be obligated to pay a portion of the drilling costs of the initial test well.

            The consummation of the transactions provided for in or contemplated by the Agreement is contingent upon the completion of additional definitive documents.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number      Exhibit Title

10.1 Agreement dated April 12, 2005 between the Company and EBS Oil and Gas Partners Production Company, L.P.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WESTSIDE ENERGY CORPORATION
                                            (Registrant)

Date: April 22, 2005                        By:  /s/ Jimmy D. Wright
                                                --------------------
                                            Jimmy D. Wright,
                                            Chief Executive Officer